EXHIBIT 23






                  POTOMAC ELECTRIC POWER COMPANY
            SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES





                Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Numbers 33-36798 and 33-53685) of the Potomac Electric Power Company of our report dated October
18, 1996, appearing on page 1 of this Form 11-K.







/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Washington, D.C.
December 6, 1996